UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF NEW YORK
-----------------------------------------------x
IN RE:                                         :
                                               :     CASE NO. 96-61376
THE BENNETT FUNDING GROUP, INC.,               :
                                               :     Chapter 11
                                   Debtor.     :     Substantively Consolidated
-----------------------------------------------x


                                NOTICE OF MOTION

          PLEASE TAKE NOTICE that upon the accompanying Motion by Resort Funding, Inc. to Correct Order and the exhibits attached thereto, Resort Funding, Inc. will move this Court on August 13, 1998, or as soon thereafter as counsel may be heard, for an order:

           (i) pursuant to Federal Rule of Civil Procedure 60(b) and Federal Rule of Bankruptcy Procedure 9024, to correct certain mistakes by Resort Funding, Inc. which were incorporated into the Court's Order, dated November 24, 1997, that authorized Richard C. Breeden, as the duly appointed Chapter 11 trustee of Bennett Funding Group, Inc. and other substantively consolidated debtors in the above-captioned case, to exchange debt due to the Estate from Resort Funding, Inc. for shares of Equivest Finance, Inc. common stock; and

           (ii) for such other and further relief as the Court deems just and proper.

Dated:  New York, New York
        July 29, 1998

                                     SHEARMAN & STERLING

                                     By: ____________________________
                                           ARTHUR NORMAN FIELD*
                                           599 Lexington Avenue
                                           New York, NY  10022
                                           Tel:  (212) 848-4000
                                           Fax:  (212) 848-7179

                                           Attorneys for Resort Funding, Inc.

* Admitted in the State of New York and in the Southern and Eastern Districts of New York. Application for admission to the Northern District of New York is pending.

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF NEW YORK
-------------------------------------------------x
IN RE:                                           :   Return Date
                                                 :   August 13, 1998, 11:00 a.m.
THE BENNETT FUNDING GROUP, INC.,                 :   CASE NO. 96-61376
                                                 :   Chapter 11
                                    Debtor.      :   Substantively Consolidated
-------------------------------------------------x

                 MOTION BY RESORT FUNDING, INC. TO CORRECT ORDER

     Resort Funding, Inc. ("RFI-2") (a wholly owned subsidiary of Equivest Finance, Inc. ("Equivest")), by its attorneys, Shearman & Sterling, pursuant to Federal Rule of Civil Procedure 60(b) and Federal Rule of Bankruptcy Procedure 9024, hereby moves the Court to correct certain mistakes by RFI-2 which were incorporated into the Court's Order, dated November 24, 1997 (the "Order").(1) The Order authorized Richard C. Breeden, as the duly appointed Chapter 11 trustee (the "Trustee") of Bennett Funding Group, Inc. ("BFG"), Bennett Management & Development Corporation ("BMDC"), Resort Services Company, Inc. ("RFI-1"), and other substantively consolidated debtors in the above-captioned case (collectively, the "Debtors"), to exchange all of the debt due to the Estate from RFI-2 under certain notes for shares of Equivest common stock. Specifically, RFI-2 seeks to amend the Order to correct certain mistakes described below so that: (1) the Estate is authorized to receive additional shares of Equivest common stock to account for a miscalculation of the outstanding RFI-2 debt as of the

------
1. A copy of the Order is attached as Exhibit 1. Also, a copy of the Trustee's Motion for the Order and supporting papers is attached as Exhibit 6.

date of recapitalization; and (2) the Estate is authorized to execute and deliver any title or other documents necessary and appropriate to convey to RFI-2 bare legal title to certain property owned by RFI-2 (for which the RFI-2 has paid full value) that the Estate, by virtue of the debt repayment, has no justification to retain, and which is of no value to the Estate.

                              PRELIMINARY STATEMENT

     1. On November 24, 1997, the Court approved the Trustee's plan to exchange $24,970,078.55 in debt owed by RFI-2 to the Debtors for 4,645,596 shares ($5.375/share)(2) of common stock in Equivest, RFI-2's publicly traded parent company (the "Debt/Equity Swap"). The debt of RFI-2 to BFG so exchanged was intended to be all of the RFI-2 debt to BFG known at the time. This debt arose primarily from the pre-bankruptcy financing by BFG of RFI-2 to enable RFI-2 to conduct its development loan and receivables purchase business. This motion seeks more fully to implement the exchange by correcting two mistakes made by RFI-2 in connection with the Debt/Equity Swap.

     2. The first mistake was an improper credit of $360,732.51 that RFI-2 had mistakenly made against the note payable to BFG. It was detected only after the Debt/Equity Swap. By authorizing the Trustee to exchange this outstanding debt for 67,113 shares of Equivest common stock, BFG will be put in the same position it would have occupied had the additional debt been discovered prior to the Debt/Equity Swap.

     3. The second mistake was the failure on the part of RFI-2 to seek the release of bare legal title to certain property of RFI-2 held by the Estate when the obligations of RFI-2 to

------
2. The closing price of the common stock of Equivest on July 29, 1998 was $8.00 per share.

the Estate were satisfied. The Estate holds bare legal title, solely as nominee, to certain mortgages and contracts issued in connection with development loans and receivables purchased by RFI-2 for full value prior to the bankruptcy filing. RFI-2's failure to seek release of the Estate's rights in connection with the Order has become an impediment to RFI-2's normal business operations. For example, such failure causes RFI-2 to be unable to properly provide satisfactions of mortgages and other title documents when borrowers pay off their loans. The relationship of the Order to title was not resolved by RFI-2 through inadvertence. The Order authorizing the Debt/Equity Swap should also have authorized (or ordered) the Trustee to transfer record title of this property to RFI-2, but did not. In order to clear title, such an order is required.

                                   BACKGROUND

     4. The Bennett Funding Group Case was commenced with the filing, in this Court, of various voluntary and involuntary petitions in March and April 1996 by or against the following corporations: (1) BFG; (2) BMDC; (3) RFI-1; (4) Bennett Receivables Corp.; (5) Bennett Receivables Corp. II; (6) The Processing Center, Inc. ("TPC-2"); (7) American Marine International, Limited and (8) Aloha Capital Corporation. By Order dated July 25, 1997, the Court substantively consolidated the Debtors' estates.

     5. By an Order of the Court dated April 18, 1996, Richard C. Breeden was duly appointed trustee in the Bennett Funding Group Case.

     6. RFI-2(3) is a Delaware corporation which is wholly owned by Equivest, a

------
3. References herein to RFI-2 include the corporation under its prior names: The Processing Center, Inc. ("TPC-1") and Bennett Funding International Ltd. ("BFIL").

publicly held Florida corporation. Approximately 90% of the stock of Equivest is owned by two of the Debtors, BMDC and BFG. Prior to its acquisition by Equivest, RFI-2 was a wholly owned subsidiary of one of the Debtors, BFG. RFI-2 is and has been in the business of making development loans to developers of time-share resorts, and the purchase and financing of consumer paper resulting from time-share sales by developers. Equivest acts as a holding company for RFI-2.

     7. Neither RFI-2 nor its parent corporation, Equivest, are debtors in the above-captioned case, and neither operates under Bankruptcy Code protection.

A.   The Sofco-Mead Mistake

     8. Subsequent to the Debt/Equity Swap, the Trustee discovered that the amount RFI-2 owed to the Debtors was in fact slightly higher (by $360,732.51, or 1.4%) than had been calculated for the purpose of the Debt/Equity Swap. After discovery of the fact, the Trustee informed the Creditors Committee of the Estate and the independent directors of Equivest. The Trustee has demanded correction of the mistaken offset. Having studied the facts giving rise to the additional debt, and mindful of the fact that the intention was to exchange all then-known debt of RFI-2 to BFG, Equivest has proposed to put the Debtors in exactly the same positions they would have occupied had the additional debt been discovered prior to the Debt/Equity Swap. To accomplish this, Equivest proposes to correct the recapitalization amount in the Order on a nunc pro tunc basis by providing for the exchange of the additional $360,732.51 in debt for 67,113 shares of common stock in Equivest. This exchange would thus occur at exactly the same rate of exchange as that used in the Debt/Equity Swap, $5.375/share and would be a nunc pro tunc exchange.

     9. The miscalculation giving rise to this situation occurred as follows. The Sofco-Mead Employee Stock Ownership Plan ("Sofco-Mead"), an employee stock ownership plan that was lending to both RFI-2 and the Debtors, loaned $410,111 to RFI-2 in January 1996. See Affidavit of Gerald L. Klaben, Jr., Chief Financial Officer of Equivest, sworn to July 28, 1998 ("Klaben Aff.") P. 3, attached as Exhibit 5. As collateral for the loan to RFI-2, Sofco-Mead received a pledge of a partial interest in a time-share development project in which RFI-2 also had an interest: the Coconut Palms Beach Resort acquisition and development loan.

     10. The majority of the Coconut Palms loan was repaid in February and March of 1996. As a result, RFI-2 issued a check payable to Sofco-Mead for $360,732.51 relating to both the Coconut Palms project ($351,675.18) and another RFI-2 project in which Sofco-Mead had an interest, Plantation Cove ($9,057.33). Klaben Aff. P. 4.

     11. Before that check was sent to Sofco-Mead, however, RFI-2 received a fax from Alan Jones of Crawford & Associates ("Crawford"), a loan broker who worked extensively with the Debtors. The fax indicated that Sofco-Mead wanted the check deposited in their "BFG Prime Conversion Account," a BFG investment account used to hold short-term investments. RFI-2 deposited the check in Sofco-Mead's BFG account as it believed it was instructed, delivering it to Paul Lynch of BFG on March 15, 1996. Klaben Aff. P. 5.

     12. When the remainder of the Coconut Palms loan was paid off in April 1996 (after the BFG bankruptcy filing), RFI-2 contacted Sofco-Mead for a release of its claims on Coconut Palms. Klaben Aff. P. 6.

     13. Sofco-Mead refused to provide a release, stating that it did not instruct Crawford to have the $360,732.51 put into its BFG account and so still considered that money to be due to Sofco-Mead from RFI-2. Klaben Aff. P. 7.

     14. To induce Sofco-Mead to provide the release for the Coconut Palms property, RFI-2 issued a new promissory note to Sofco-Mead in the amount of $360,732.51, giving Sofco-Mead an interest in another RFI-2 project, the Buckminster Hotel, as collateral. Klaben Aff. P. 8.

     15. Upon issuing the promissory note to Sofco-Mead in August 1996, RFI-2 credited against its note payable to BFG for the amount of the new Sofco-Mead note ($360,732.51) on the grounds that RFI-2 had previously provided BFG with an identical amount of cash. Klaben Aff. P. 9. Because BFG was at that time in bankruptcy, this offset should not have occurred. As a result of this incorrect reduction in the amount of the note payable, the debt owed by RFI-2 to BFG as of November 4, 1997 (the date motion to approve the Debt/Equity Exchange was filed) was understated by $360,732.51. Klaben Aff. P. 9.

     16. When the Buckminster Hotel project paid off its debt in March 1997, RFI-2 paid off the Sofco-Mead note for $360,732.51 plus interest. Klaben Aff. P. 10.

     17. This motion seeks to modify the Order and authorize the exchange of the $360,732.51 in debt still owed by RFI-2 to BFG for 67,113 shares of stock. The debt/equity exchange rate is $5.375 in debt/share of stock and would be deemed to take place as of the original exchange date. This is the same exchange rate used in the original Debt/Equity Exchange. As a result of this exchange, the Debtors will be in the position they would have been in had additional debt been discovered prior to the initial Debt/Equity Exchange.

B.   The Transfer of Title Mistake

     18. Long-standing business practices within the Bennett Funding Group caused two of the Debtors to be used as nominees for RFI-2 when RFI-2 made or purchased development loans or purchased receivables pursuant to agreements with developers. Such a practice is entirely appropriate and creates no equitable interest in the nominee. The Estate, as successor to the nominee Debtors, currently holds the bare legal title to certain mortgages and contracts related to the development loans and receivables that RFI-2 originated or purchased in the ordinary course of its business, for full value, and prior to the filing of this bankruptcy case.

     19. The Debtors believed that the "Resort Funding" name had gained recognition and acceptance among certain developers through use of that name by RFI-1 in a related receivables business, and, therefore, was a valuable asset in conducting a developer-based business. See Affidavit of Thomas Hamel, President and Chief Operating Officer of RFI-2, sworn to July 28, 1998 ("Hamel Aff.") P. 3, attached as Exhibit 4. Accordingly, RFI-2 began conducting business as "Resort Funding" and has continued to conduct its business in that name to this date, although it has had other corporate names in this period. See Hamel Aff. P.P. 3-4; Copies of RFI-2 Checks issued between Nov. 12, 1993 and Oct. 25,
1995, attached as Exhibit 8. Prior to August 1994, because RFI-2 used the "Resort Funding" name to purchase all receivables, mortgages so purchased were recorded in the RFI-1 name. All of these receivables were purchased solely with RFI-2 funds. Hamel Aff. P. 4.

     20. Similarly, mortgages related to development loans owned by RFI-2 were recorded in the name of either RFI-1 or BMDC, both Debtors, as nominees. These development loan mortgages followed a somewhat different path from the receivables mortgages. In some cases loans were funded by BMDC. A transfer for full value to RFI-2 followed, but without any change of record title from the BMDC name, resulting in a nominee situation. See Exhibit 7 (BMDC Journal Entry, dated Aug. 16, 1994; TPC (RFI-2) Journal Entry, dated June 9, 1994; Aloha (BFG) Journal Entry, dated June 9, 1994). In other cases the loan was funded by RFI-2 (or by BFG as lender to RFI-2) when originated, but recorded in the RFI-1 name. Klaben Aff. P. 15.

     21. RFI-2 paid full value for all of the receivables and development loans it acquired. See Klaben Aff. P. 15. All of the receivables transactions and the development loan transactions involved in this motion were funded directly by RFI-2 (or were funded by BFG as RFI-2's lender), or were the subject of a full value payment to BMDC at the time the assets were assigned to RFI-2. Klaben Aff.
P. 15. Moreover, RFI-2 undertook certain debt in connection with these transactions. All outstanding debt was repaid in the Debt/Equity Swap. Thus, the Debtors have received full value for the receivables and development loans, and the receivables and development loans beneficially belong to RFI-2.

     22. The property affected is the bare legal title to (a) mortgages relating to receivables standing of record in the name of RFI-1 at the date of the bankruptcy filing in this case (the "Nominee Receivables") (identified on Schedule A which is attached as Exhibit 2) and certain additional limited similar situations, and (b) the mortgages relating to development loans standing of record in the name of either RFI-1 or BMDC on the date of the bankruptcy filing in this case ("Nominee Development Loan Mortgages") (identified on Schedule B which is attached as Exhibit 3). The customer balance of Nominee Receivables on or about the filing date (March 29, 1996) was $21,504,169.45. Klaben Aff. P. 14. The balance of Nominee Development Loans on or about March 29, 1996 was $5,289,287. Klaben Aff.P. 14.

     23. As a matter of law, a party repaying debt is entitled to the return of any collateral held for it. In this case, bare legal title was not held as security but rather was held under a nominee arrangement that was not operable. Had the debt between RFI-2 and BFG been secured, RFI-2 would have demanded that the Trustee release all collateral. Hamel Aff. P. 7. Although the debt involved in the Debt/Equity Swap was unsecured, RFI-2 should have formally requested that the party canceling the debt, the Estate, also surrender all record right, title and interest in all property that related to that outstanding debt. Through inadvertence, RFI-2 failed to make such a request. Hamel Aff. P. 7. Although the Estate holds only bare legal title, its absence was a severe problem for RFI-2.

                                    ARGUMENT

     24. Federal Rule of Civil Procedure 60(b), which concerns "Relief From Judgment or Order" for mistakes, states that "[o]n motion and upon such terms as are just, the court may relieve a party or a party's legal representative from a final judgment, order, or proceeding for the following reasons: (1) mistake, inadvertence, surprise, or excusable neglect . . . ." FED. R. CIV. P. 60(b)(1).
Rule 60 applies in cases under the Code pursuant to Federal Rule of Bankruptcy Procedure 9024. FED. R. BANKR. P. 9024.

     25. As a threshold matter, a Rule 60(b) movant must show that: (1) the Rule 60(b) motion is timely; (2) the other parties will not suffer unfair prejudice if the order is set aside; and (3) the claim is meritorious. See Heyman v. M.L. Mktg. Co., 116 F.3d 91, 94 (4th Cir. 1997); National Credit Union Admin. Bd. v. Gray, 1 F.3d 262, 264 (4th Cir. 1993). RFI-2 has met these threshold considerations.

     26. Under Rule 60(b), motions to correct must be made within a reasonable time and not more than one year after the order was entered. In this Case, the original order was signed by the Court on November 24, 1997. The error in not seeking authorization to transfer title was not realized until some time afterwards. Due to the complexity of this Case, an eight-month lapse of time between the Order and this motion is reasonable.

     27. The other interested parties will not suffer unfair prejudice if the Order is corrected because the correction puts the involved parties into the positions that they had originally intended. The Debt/Equity Swap was designed to eliminate all of RFI-2's outstanding debt to BFG with the exchange of stock. Because of an accounting error, not all of that debt was included in the Debt/Equity Swap. This motion corrects that oversight. Second, the release of legal title of the mortgages associated with the Nominee Development Loans and Nominee Receivables -- property that is owned by RFI-2 -- causes no prejudice to the Estate because, as discussed above, the Estate has no equitable interest in that property and cannot dispose of it. In essence, this property is of no value or benefit to the Estate and the Estate is not prejudiced by the surrender of legal title, whether at an earlier or later time.(4)

     28. As discussed above, both claims -- the miscalculation of the outstanding debt as of the date of recapitalization and the inadvertent failure to ask the Court to authorize a release of property of which RFI-2 is the equitable owner -- are meritorious.(5)

------
4. It is expected that both the Trustee and the Official Committee of Unsecured Creditors will support this Motion after they have completed their due diligence research into the surrounding facts.

5. As part of a continuing program to dispose of Equivest/RFI claims involving the Estate, the Equivest Board of Directors has authorized transfer to the Estate of possible claims in insurance policies issued by Generali U.S. Branch and Generali Underwriters, Inc. (collectively, "Generali") that are the subject to an adversary proceeding brought by the Trustee in this Case, Breeden v. Generali U.S. Branch, Adv. Proc. No. 96-70195A, which is currently pending before the Court. RFI-2 believes that its alleged rights derive from the unintended reference to its name in the policies.

     29. As to the Sofco-Mead mistake, it would be inconsistent with the Order and inequitable for RFI-2 to be permitted to forgo repayment of $360,732.51 in debt still owed to the Estate, and force the Estate to take further action to collect on this debt. As to the transfer of title mistake, it would similarly be inconsistent with the Order and inequitable for BMDC and RFI-1 to retain legal title to property for which RFI-2 has fully paid.

          WHEREFORE, RFI-2 respectfully requests that the Court enter an Order in the form attached hereto:

     (1) Authorizing the Trustee to adjust the recapitalization amount on a nunc pro tunc basis by authorizing the exchange of the additional $360,732.51 in debt for 67,113 shares of common stock in Equivest;

     (2) Authorizing the Estate to convey to RFI-2 all of the Debtors' record right, title and interest in the Nominee Receivables as described on Schedule A (and certain limited additional situations, if any, described in the Order) and the Nominee Development Loans as described on Schedule B, including any and all of record liens, interests and documentation of whatever kind and description appurtenant to or relating to record ownership of the property, or any record rights therein, and to execute such documents as are reasonably necessary to transfer any such rights and documentation to RFI-2; and

     (3) Granting such other and further relief as the Court deems just and proper.

Dated:  New York, New York
        July 29, 1998
                                      SHEARMAN & STERLING


                                      By: ____________________________
                                            ARTHUR NORMAN FIELD*
                                            GEORGE J. WADE*
                                            RICHARD A. LINGG (509443)
                                            599 Lexington Avenue
                                            New York, NY  10022
                                            Tel:  (212) 848-4000
                                            Fax:  (212) 848-7179

                                            Attorneys for Resort Funding, Inc.



* Admitted in the State of New York and in the Southern and Eastern Districts of New York. Application for admission to the Northern District of New York is filed and pending.

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF NEW YORK
--------------------------------------------------x
IN RE:                                            :
                                                  :   CASE NO. 96-61376
THE BENNETT FUNDING GROUP, INC.,                  :
                                                  :   Chapter 11
                                    Debtor.       :   Substantively Consolidated
--------------------------------------------------x


                 ORDER CORRECTING ORDER DATED NOVEMBER 24, 1997

     Upon consideration of the motion of Resort Funding, Inc. for an Order, under Federal Rule of Civil Procedure 60(b) and Federal Rule of Bankruptcy Procedure 9024, correcting the November 24, 1997 Order of this Court which approved the plan of the Trustee to exchange $24,970,078.55 in debt owed by Resort Funding, Inc. to the Debtors for 4,645,596 shares of common stock in Equivest Finance, Inc. ("Equivest"), Resort Funding, Inc.'s publicly traded parent company (the "Debt/Equity Swap"),

     IT IS ORDERED that Richard C. Breeden, as Trustee, be, and he hereby is, authorized to adjust the recapitalization amount of the Debt/Equity Swap on a nunc pro tunc basis by authorizing the exchange of the additional $360,732.51 in debt for 67,113 shares of common stock in Equivest,

     IT IS ALSO ORDERED that Richard C. Breeden, as Trustee, be, and he hereby is, authorized to execute and deliver any title or other documents necessary and appropriate to convey to Resort Funding, Inc. all of the Debtors' record right, title and interest in the Nominee Receivables and the Nominee Development Loans as described on Schedule A and Schedule B to Resort Funding, Inc.'s Motion to Correct Order, including any and all of record liens, interests and documentation of whatever kind and description appurtenant to or relating to record ownership of the property, or any record rights therein, and

     IT IS FURTHER ORDERED that Richard C. Breeden, as Trustee, be, and he hereby is, authorized to take similar action with respect to other receivables paid for entirely by Resort Funding, Inc., in a face amount not exceeding $250,000 in the aggregate, that are hereafter found to stand in the name of a nominee who is a Debtor, but only if there is specific consent, in each case, by the Trustee and the Official Committee of the Unsecured Creditors, and upon 10 days notice to this Court.

     IT IS SO ORDERED.


Dated at Utica, New York
this     day of August, 1998

                                            ____________________________________
                                            STEPHEN D. GERLING
                                            Chief of U.S. Bankruptcy Judge